INTERESTS AND LIABILITIES AGREEMENT

             (hereinafter referred to as the "Agreement")

                              to the

               NEW JERSEY HOMEOWNERS QUOTA SHARE TREATY
               ----------------------------------------

              (hereinafter referred to as the "Contract")

                              between

                SELECTIVE INSURANCE COMPANY OF AMERICA

                    SELECTIVE WAY INSURANCE COMPANY

              SELECTIVE INSURANCE COMPANY OF THE SOUTHEAST

              SELECTIVE INSURANCE COMPANY OF SOUTH CAROLINA

                       EXCHANGE INSURANCE COMPANY
and/or any insurance affiliates which are now owned or hereafter may be acquired by

                      The Selective Insurance Group

(hereinafter either individually or collectively referred to as the
                             "Company")

                                and

            VARIOUS INSURANCE AND/OR REINSURANCE COMPANIES

        (hereinafter referred to as the "Subscribing Reinsurer")

It is mutually agreed by and between the Company on the one part and the Subscribing Reinsurer on the other part, that the Subscribing Reinsurer's share in the interest and liabilities of the Reinsurers as set forth in the Contract attached hereto and forming a part of this Agreement shall be for
   % of the 85% Quota Share.

The share of the Subscribing Reinsurer in the interests and liabilities of the Reinsurers in respect of the said Contract shall be separate and apart from the shares of the other reinsurers in the said Contract, and the interests and liabilities of the Subscribing Reinsurer shall not be joint with those of the other reinsurers and in no event shall the Subscribing Reinsurer participate in the interests and liabilities of the other reinsurers.


Effective: January 1, 1996
3645-24


PAGE


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be
executed, in duplicate, by their duly authorized representatives this     day
of         , 199__.

                 SELECTIVE INSURANCE COMPANY OF AMERICA

                    SELECTIVE WAY INSURANCE COMPANY

              SELECTIVE INSURANCE COMPANY OF THE SOUTHEAST

              SELECTIVE INSURANCE COMPANY OF SOUTH CAROLINA

                       EXCHANGE INSURANCE COMPANY

         and/or any insurance affiliates which are now owned or hereafter may be acquired by

                      The Selective Insurance Group



-----------------------------------------------------------------------------

and on this         day of          , 199__.


Effective: January 1, 1996
3645-24


PAGE


               NEW JERSEY HOMEOWNERS QUOTA SHARE TREATY

                          TABLE OF CONTENTS
                          -----------------

   Article                                                   Page
   -------                                                   ----

     1         Business Covered                                 1

     2         Exclusion                                        1

     3         Term and Cancellation                            2

     4         Territory                                        3

     5         Contract Detail                                  3

     6         Definition of Loss Occurrence                    3

     7         Extra Contractual Obligations                    5

     8         Excess of Original Policy Limits                 5

     9         Indemnification and Errors and Omissions         6

     10        Reinsurance Follows Original Policies            6

     11        Notice of Loss                                   6

     12        Losses                                           7

     13        Loss Expenses                                    7

     14        Premium and Commissions                          8

     15        Currency                                         10

     16        Accounts, Reports and Payments                   10

     17        Loss and Unearned Premium Reserves               11

     18        Sunset and Commutation                           13

     19        Federal Excise Tax                               13

     20        Service of Suit (U.S.A.)                         14

     21        Insolvency                                       15

     22        Access to Company's Records                      15

     23        Arbitration                                      16

     24        Intermediary                                     16


Effective: January 1, 1996
3645-24


PAGE


                  NEW JERSEY HOMEOWNERS QUOTA SHARE TREATY
                  ----------------------------------------

                 (hereinafter referred to as the "Contract")

In consideration of the mutual covenants hereinafter contained and subject to all the terms and conditions hereinafter set forth

            VARIOUS INSURANCE AND/OR REINSURANCE COMPANIES AND/OR
                       UNDERWRITING MEMBERS OF LLOYD'S

          (hereinafter collectively referred to as the "Reinsurers")

                                one of whom is

                     THE "SUBSCRIBING REINSURER" WHOSE NAME
               APPEARS ON THE INTERESTS AND LIABILITIES AGREEMENT
                ATTACHING TO AND FORMING A PART OF THIS CONTRACT

do hereby indemnify, as herein provided and specified, the

                     SELECTIVE INSURANCE COMPANY OF AMERICA
                        SELECTIVE WAY INSURANCE COMPANY
                  SELECTIVE INSURANCE COMPANY OF THE SOUTHEAST
                  SELECTIVE INSURANCE COMPANY OF SOUTH CAROLINA
                           EXCHANGE INSURANCE COMPANY
and/or any insurance affiliates which are now owned or hereafter may be acquired by
                          The Selective Insurance Group

(hereinafter either individually or collectively referred to as the "Company")

                                    ARTICLE 1
                                    ---------

BUSINESS COVERED
----------------

This Contract applies to risks located in the State of New Jersey with respect to all sections of coverage written and classified by the Company as Homeowners, Condominium, Tenants and Mobile Homeowners insurances.

                                    ARTICLE 2
                                    ---------

EXCLUSIONS
----------

A.   As per original policy terms and conditions.

B. This Contract excludes all liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any


Effective: January 1, 1996                    1 o 16
3645-24


PAGE


     insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed; which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

                                    ARTICLE 3
                                    ---------

TERM AND CANCELLATION
---------------------

This Contract shall apply to all cessions commencing on and after January 1, 1996, at 12:01 a.m., Eastern Standard Time, and shall be unlimited as to its duration, but may be terminated as of any January 1 by either party giving to the other not less than ninety (90) days' prior written notice of cancellation. The Reinsurers shall continue to participate in all insurances and reinsurances coming within the terms of this Contract granted or renewed by the Company during the ninety (90) days aforesaid.

Notwithstanding the above, the portfolio of unearned premiums and unexpired liability as of 12:01 a.m., Eastern Standard Time, January 1, 1996, shall be assumed by the Reinsurers under this Contract and nothing herein contained shall alter or affect the continuity granted, insofar as this portfolio assumption is concerned, by the said preceding Contract. In consideration of the foregoing, the Company shall pay to the Reinsurers hereunder the unearned premiums calculated on the monthly pro rata basis as of January 1, 1996, less provisional commission allowed the Company by the Reinsurers and in consequence thereof, the Reinsurers hereunder shall be liable for all losses under the said preceding Contract occurring subsequent to 12:01 a.m., Eastern Standard Time, January 1, 1996.

In the event of termination of this Contract, the liability of the Reinsurers shall remain in force to the natural expiration or cancellation or next anniversary date whichever comes first. However, the Company has the option to take back the unearned premium and unexpired liability at effective date of termination. In the event of the Company exercising this option, the Reinsurers shall incur no liability for losses occurring subsequent to the date of termination, but shall remain liable for all losses outstanding as of the date of termination. In the event of the Company withdrawing the cessions as provided for herein, it shall debit the Reinsurers with a sum equal to the pro rata unearned premiums on unexpired cessions at the respective date, less the rate of commission allowed by the Reinsurers on such cessions, provided such option is exercised prior to the termination of this Contract.

If any law or regulation of the federal, state or local government of any jurisdiction in which the Company is doing business should render illegal the arrangements made in this Contract, the Contract can be terminated immediately, insofar as it applies to such jurisdiction, by the Company giving notice to the Reinsurers to such effect.


Effective: January 1, 1996          2 of 16
3645-24


PAGE


This Contract may be altered or amended in any of its terms and conditions by mutual consent of the parties, either by endorsement hereof or by an instrument in writing attached hereto and formally signed.

                                    ARTICLE 4
                                    ---------

TERRITORY
---------

This Contract covers risks located in New Jersey and/or as provided in the original policies.

                                    ARTICLE 5
                                    ---------

CONTRACT DETAIL
---------------

The Company shall cede under this Contract and the Reinsurers shall accept by way of reinsurance eighty five percent (85%) quota share of all business covered hereunder.

The liability of the Reinsurers for any interest shall attach simultaneously with the liability of the Company.

The maximum cession hereunder is $850,000 (being 85% of $1,000,000) per policy as respects Coverage A, Section I, except with respect to Section II, for which the Company agrees to a maximum cession of $425,000 (being 85% of $500,000) per policy.

In no event, however, shall the Reinsurers' liability exceed $95,000,000 in any one Loss Occurrence, as defined in Article 6, Definition of Loss Occurrence.

The Company shall maintain net for its own account on each and every risk the remaining 15% subject to Excess of Loss Reinsurances.

With respect to Extra Contractual Obligations, as defined in Article 7, Extra Contractual Obligations, the Reinsurers shall be liable to pay up to 100% of the Extra Contractual loss recoverable hereunder, but the contractual loss plus the Extra Contractual Obligation shall not exceed Coverage A, Section I Treaty Limits. Furthermore, the Extra Contractual loss recoverable hereunder shall be the Reinsurers' pro rata share equal to the percentage ceded hereunder.

                                    ARTICLE 6
                                    ---------

DEFINITION OF LOSS OCCURRENCE
-----------------------------

The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event


Effective: January 1, 1996          3 of 16
3645-24


PAGE


which occurs within the state of New Jersey. However, the duration and extent of any one "Loss Occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event except that the term "Loss Occurrence" shall be further defined as follows:

A. As regards windstorm, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

B. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an insured's premises by strikers, provided such occupation commenced during the aforesaid period.

C. As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this Article) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "Loss Occurrence".

D. As regards "Freeze", only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "Loss Occurrence".

Except for those "Loss Occurrences" referred to in paragraphs A. and B. above, the Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event.

However, as respects those "Loss Occurrences" referred to in paragraphs A. and B. above, if the disaster, accident or loss occasioned by the event is of greater duration than 72 consecutive hours, then the Company may divide that disaster, accident or loss into two or more "Loss Occurrences" provided no two periods overlap and no individual loss is included in more than one such period and provided that no period commences earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss.

No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "Loss Occurrence" claimed under the 168 hours provision.


Effective: January 1, 1996          4 of 16
3645-24


PAGE


                                    ARTICLE 7
                                    ---------

EXTRA CONTRACTUAL OBLIGATIONS
-----------------------------

This Contract shall protect the Company for any Extra Contractual Obligations within the limitations of Article 5, Contract Detail. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a Corporate Officer of the Company acting individually or collectively or in collusion with any individuals or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                    ARTICLE 8
                                    ---------

EXCESS OF ORIGINAL POLICY LIMITS
--------------------------------

This Contract shall protect the Company, within Coverage A, Section I Treaty limits hereof, in connection with ultimate net loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a Corporate Officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

For the purposes of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

Effective: January 1, 1996          5 of 16
3645-24


PAGE


                                    ARTICLE 9
                                    ---------

INDEMNIFICATION AND ERRORS AND OMISSIONS
----------------------------------------

Any recitals in this Contract of the terms and provisions of any original insurance or reinsurance are merely descriptive. The Reinsurers are reinsuring, to the amount herein provided, the obligations of the Company under any original insurance or reinsurance. The Company shall be the sole judge as to:

     A. what shall constitute a claim or loss covered under any original insurance or reinsurance written by the Company;

     B.   the Company's liability thereunder;

     C. the amount or amounts which shall be proper for the Company to pay thereunder.

The Reinsurers shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any original insurance or reinsurance, subject to the terms and conditions of this Contract.

Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery.

                                    ARTICLE 10
                                    ----------

REINSURANCE FOLLOWS ORIGINAL POLICIES
-------------------------------------

All reinsurances for which the Reinsurers shall be liable by subscribing to this Contract shall be subject in all respects to the same rates, terms, conditions, interpretations, waivers, the exact proportion of premiums paid to the Company and to the same modifications, alterations and cancellations as the respective insurances of the Company to which such reinsurances relate, the true intent of this Contract being that the Reinsurers shall, in every case to which this Contract applies and in the proportion specified herein, follow the fortunes of the Company.

                                    ARTICLE 11
                                    ----------

NOTICE OF LOSS
--------------

In the event of loss which may cause a claim to the Reinsurers in the estimated amount of $500,000 or more, notice of such loss shall be advised to the Reinsurers as soon as possible.


Effective: January 1, 1996          6 of 16
3645-24


PAGE


                                    ARTICLE 12
                                    ----------

LOSSES
------
A. The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses. All such adjustments, settlements and compromises, including ex gratia payments, shall be binding on the Reinsurers in proportion to their participation. The Company shall likewise at its sole discretion commence, continue, defend, compromise, settle or withdraw from actions, suits or proceedings and generally do all such matters and things relating to any claim or loss as in its judgement may be beneficial or expedient; and all loss payments made shall be shared by the Reinsurers proportionately. The Reinsurers shall, on the other hand, benefit proportionately from all reductions of losses by salvage, compromise or otherwise.

B. In respect of all business covered hereunder in the event of a loss being intimated or reported to the Company or its agent before the Company's net retention has been established, the Company, nevertheless, shall be entitled to claim on the Reinsurers in conformity with the limits which the Company usually retains net and cedes hereunder upon such risk or risks in the same or similar localities as established by its books and/or practices. However, upon request of the Reinsurers, the Company will produce evidence of its practice applicable to any such case forming the subject of inquiry or investigation.

C. Losses due by the Reinsurers to the Company in an amount not exceeding $500,000 on any one loss shall be carried to account; but when the amount due from the Reinsurers as a result of any one loss and its expenses equals or exceeds $500,000 any one loss or Loss Occurrence, as defined in Article 6, Definition of Loss Occurrence, it will, at the option and upon demand of the Company, be paid by special remittance immediately upon receipt of a special loss account which shall be prepared by the Company and shall contain all relevant details in connection with the loss.

                                    ARTICLE 13
                                    ----------

LOSS EXPENSES
-------------

A. The Reinsurers shall be liable for their proportionate share of all expenses incurred by the Company in connection with the investigation and settlement or contesting the validity of specific claims or losses or alleged losses (except as hereinafter provided). In addition, the Reinsurers shall be liable for their proportional share of legal expenses and costs incurred in connection with coverage questions and legal actions connected hereto.

B. When the Company uses its own field employees or officials instead of outside adjusters to settle losses, the Company shall be permitted to include a pro rata share of the salaries and expenses of the said field employees according to the time occupied in adjusting such losses and also the expenses of said officials incurred in connection with the losses, but no salaries of such officials or any normal overhead charge, such as rent, postage, lighting, cleaning, heating, etc., shall be included.


Effective: January 1, 1996          7 of 16
3645-24


PAGE


C. Unallocated loss expenses, being operating expense classifications not attributable to specific losses, are excluded hereunder. These are defined as administrative expenses of personnel assigned to claims sections and the expenses of non-claim departments involved in the administrative claim work (other than the Company's Legal Department as specified above.)

                                    ARTICLE 14
                                    ----------

PREMIUM AND COMMISSIONS
-----------------------

A. With respect to all business, the Reinsurers shall be paid premiums at the gross rates applicable, less a provisional commission of 37%.

B. The provisional commission of 37% shall be adjusted annually on the following basis:

     Loss and Allocated Loss Adjustment Expense Ratio      Commission
     ------------------------------------------------      ----------
          60% or Higher                                      28.00%
          59%                                                29.00%
          58%                                                30.00%
          57%                                                31.00%
          56%                                                32.00%
          55%                                                33.00%
          54%                                                34.00%
          53%                                                35.00%
          52%                                                36.00%
          51%                                                37.00%
          50%                                                37.75%
          49%                                                38.50%
          48%                                                39.25%
          47%                                                40.00%
          46%                                                40.75%
          45%                                                41.50%
          44%                                                42.25%
          43% or Lower                                       43.00%

If the ratio of losses incurred to premiums earned for the period January 1, 1996 to January 1, 1997 is greater than 60%, the difference in percent shall be multiplied by the earned premium ceded during the period and the result shall be carried forward.

The 1994 Contract year deficit shall be carried forward and included in the Loss and Allocated Loss Adjustment Expense Ratio for the 1995, 1996 and 1997 Contract years according to the following schedule: 1/3 in 1995, 1/3 in 1996 and 1/3 in 1997. Deficits and Credits incurred during the 1995 Contract year and subsequent Contract years shall be carried forward until extinction in respect of ceded Loss and Allocated Loss Adjustment Expense Ratio percentages over 60% and under 43%, respectively. The portion of the 1994 deficit carried forward and included in the Loss and Allocated Loss Adjustment Expense


Effective: January 1, 1996          8 of 16
3645-24


PAGE


Ratio for the 1996 Contract year shall be reduced by an amount of 1.0% of the "premiums earned" for the Contract year. The loss corridor retained net by the Company shall not be considered as incurred or paid by the Reinsurers and thus shall not be carried forward as a deficit.

The deficit and credit carry-forward calculations shall apply based on each Reinsurers' individual experience.

"Premiums earned" for the purposes of the commission adjustment shall mean the total premiums written during the Contract year, plus the reserve for unearned premiums at the beginning of the Contract year, minus the reserve for unearned premiums at the end of the Contract year.

"Losses incurred" shall mean the net loss and allocated loss adjustment expenses recovered during any Contract year on losses occurring during that Contract year, plus the outstanding loss reserve, including losses incurred but not reported, at the end of that Contract year on losses occurring during that Contract year, plus any deficit or minus any credit carried forward from any prior Contract year. Extra Contractual Obligations losses, as defined in
Article 7, Extra Contractual Obligations, and losses in excess of original policy limits, as defined in Article 8, Excess of Original Policy Limits, are to be included in the losses incurred definition subject to the Contract Limit, if applicable.

The Company shall retain 100% of the Loss and Allocated Loss Adjustment Expense Ratio between 65% and 70% for the 1996 Contract year.

C. An interim statement of adjusted commission shall be prepared and submitted to the Reinsurers by the Company as soon as possible after the close of the year under adjustment, and the difference between the adjusted commission for the year as indicated by the interim statement and the provisional commission shall be payable on the earned premiums for the year. The first such statement shall be made as of January 1, 1997.

D. Annual statements of adjusted commission shall be prepared and submitted to the Reinsurers by the Company as soon as possible after the January 1st next succeeding the close of the year under adjustment, and the difference between the adjusted commission for the year as indicated by the statement and the previously submitted adjusted commission for the same year shall be payable on the earned premiums for the year.

E. The final calculation of adjusted commission shall be prepared and submitted by the Company 84 months after the close of the Contract year under adjustment and in accordance with Article 18, Sunset and Commutation.

F. The commission allowances which the Reinsurers, in accordance with the preceding stipulations, will pay to the Company, include provisions for all taxes, assessments and expenses falling on the business transacted under this Contract; and in the event of the Reinsurers being compelled to make returns to the Insurance Departments or other departments of any state, District of Columbia, province, county or city, or any board, bureau or association, and consequently being obliged to pay taxes or assessments direct to


Effective: January 1, 1996          9 of 16
3645-24


PAGE


such department, board, bureau or association on the premium received from the Company under this Contract, such taxes or assessment shall be refunded by the Company to the Reinsurers. This Section shall have no application to federal or dominion government taxes or to any federal, dominion, state, District of Columbia, province or municipal excess profits or income taxes.

G. If any amount of reserves for losses and loss expense that had been used in any calculation of adjusted commission are indicated by subsequent developments to have been underestimated or overestimated, such calculation shall be revised at the request of either party. The Company shall refund to the Reinsurers, or the Reinsurers shall pay to the Company, such amount as will give effect to the revisions.

                                    ARTICLE 15
                                    ----------

CURRENCY
--------

Wherever the word "Dollars" or the sign "$" appear in this Contract, they shall be construed to mean United States Dollars, excepting in those cases where the policies are issued by the Company in Canadian Dollars in which cases they shall mean Canadian Dollars.

For purposes of this Contract, where the Company received premiums or pays losses in currencies other than United States or Canadian currency, such premiums and losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums and losses are entered in the Company's books.

                                    ARTICLE 16
                                    ----------

ACCOUNTS, REPORTS AND PAYMENTS
------------------------------

A. The Company shall furnish to the Reinsurers monthly accounts of business ceded hereunder within 45 days after the close of each month, showing premiums due the Reinsurers, adjustments to premium reserves, if any, and commissions, Federal Excise Tax, if any, and paid losses due from the Reinsurers, supported by statistical details as set forth herein. The balance shown to be due by each account shall be payable by the debtor party within 45 days after the close of the month accounted for.

B. The statistical details referred to in the preceding paragraph shall be comprised of:

     1.   Premiums less return premiums summarized by major classes.

     2. Paid loss and paid loss adjustment expense summarized by major classes and segregated into years of occurrence.

     3. Outstanding losses summarized by major classes and segregated into years of occurrence.


Effective: January 1, 1996          10 of 16
3645-24


PAGE


     4. Total unearned premiums each month and at the end of each year summarized by major classes.

C. In addition, the Company shall forward with its current account, particulars of every loss and its expenses paid therein which are in excess of $500,000 any one loss or Loss Occurrence, as defined in Article 6, Definition of Loss Occurrence, to the Contract and also shall forward details of the aggregate settlement made in respect of any event which is recognized by the Reinsurers to be a catastrophe.

It is agreed, however, that when the amount due from the Reinsurers as a result of any one loss exceeds their proportion of $500,000, they will at the option and upon demand of the Company make payment by special remittance immediately upon receipt of a special loss account which shall be prepared by the Company and shall contain all relevant details in connection with the loss.

                                    ARTICLE 17
                                    ----------
Loss and Unearned Premium Reserves
----------------------------------

(This Article applies to those Reinsurers who do not qualify for credit by any state or any other governmental authority having jurisdiction over the Company's loss and unearned premium reserves.)

A:   Where a Letter of Credit Trust Agreement is used, the following clause shall apply:

It is agreed that when the Company files with the Insurance Department or establishes reserves for claims covered hereunder and unearned premium, as required by law, the Company shall forward to the Reinsurers a statement showing the proportion of such loss and unearned premium reserves which is applicable to the Reinsurers. The Reinsurers hereby agree to apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, with a minimum term of one year, that is issued or confirmed, and presentable and payable in the United States by any bank or trust company, and is in a format acceptable to the governmental authority having jurisdiction over the Company's reserves in an amount equal to the Reinsurers' proportion of said loss and unearned premium reserves.

The Company and the Reinsurers agree that such Letter of Credit shall be subject to the terms of a separate Letter of Credit Trust Agreement, and that said trust agreement shall be in a form acceptable to the governmental authority having jurisdiction over the Company's loss and unearned premium reserves.

The designated bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to see that withdrawals are made only upon the order of properly authorized representatives of the Company.


Effective: January 1, 1996          11 of 16
3645-24


PAGE


B:   Where a Letter of Credit Trust Agreement is not used, the following clause shall apply:

It is agreed that when the Company files with the Insurance Department or establishes reserves for claims covered hereunder and unearned premium, as required by law, the Company shall forward to the Reinsurers a statement showing the proportion of such loss and unearned premium reserves which is applicable to the Reinsurers. The Reinsurers hereby agree to apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, with a minimum term of one year, that is issued or confirmed, and presentable and payable in the United States by any bank or trust company, and is in a format acceptable to the governmental authority having jurisdiction over the Company's reserves in an amount equal to the Reinsurers' proportion of said loss and unearned premium reserves.

The Company and the Reinsurers agree that the Letter of Credit provided by the Reinsurers under this provision may be drawn upon at any time, notwithstanding any other provisions in this Contract, and be utilized by the Company or any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of such Company for the following purposes:

     1. to reimburse the Company for the Reinsurers' share of surrenders and benefits or losses paid by the Company under the terms and provisions of the policies reinsured under this Contract;

     2. to reimburse the Company for the Reinsurers' share of premium returned to the owners of policies reinsured under this Contract on account of cancellation of such policies;

     3. to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for policies ceded under this Contract. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses, and unearned premiums;

     4. to pay any other amounts the Company claims are due under this Contract;

     5. to return any amounts drawn down on Letters of Credit in excess of the actual amounts required for 1., 2. and 3. above, or in case of
         4. above, any amounts which are subsequently determined not to be due.

All of the foregoing should be applied without diminution because of insolvency on the part of the Company or the Reinsurers.

The designated bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to see that withdrawals are made only upon the order of properly authorized representatives of the Company.


Effective: January 1, 1996          12 of 16
3645-24


PAGE


                                    ARTICLE 18
                                    ----------

SUNSET AND COMMUTATION
----------------------

A. Not later than 84 months after the close of the Contract year, the Company shall advise the Reinsurers of all claims reported for said Contract year not finally settled which are likely to result in a claim under this Contract. The Company and the Reinsurers or their respective representatives shall, by mutual agreement, determine and capitalize such claims. Payment by the Reinsurers of their proportion of the amount or amounts so mutually agreed, shall constitute a complete and final release of the Reinsurers of liability in respect of such claim (or claims).

B. If agreement cannot be reached, the Company and the Reinsurers shall mutually appoint an Actuary or Appraiser to investigate, determine and capitalize such claims. If both parties then agree, the Reinsurers shall pay their proportion of the amount so determined to be the capitalized value of such claims.

C. If the parties fail to agree, then any difference shall be settled by a panel of three Actuaries, one to be chosen by each party and the third by the two so chosen. If either party refuses or neglects to appoint an Actuary within thirty days, the other party may appoint two Actuaries. If the two Actuaries fail to agree on the selection of a third Actuary within thirty days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All the Actuaries shall be Fellows of the Casualty Actuarial Society or of the American Academy of Actuaries. None of the Actuaries shall be under the control of either party to this Contract.

Each party shall submit its case to its Actuary within thirty days of the appointment of the third Actuary. The decision in writing of any two Actuaries, when filed with the parties hereto, shall be final and binding on both parties. The expense of the Actuaries and of the Commutation shall be equally divided between the two parties. Said Commutation shall take place in Branchville, New Jersey, unless some other place is mutually agreed upon by the Company and the Reinsurers.

                                    ARTICLE 19
                                    ----------

FEDERAL EXCISE TAX
------------------

(This Article applies only to those Reinsurers, domiciled outside the United States of America who are not exempt from the Federal Excise Tax.)

The Reinsurers have agreed to allow for the purpose of paying the Federal Excise Tax the percentage specified by United States law of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.


Effective: January 1, 1996          13 of 16
3645-24


PAGE


In the event of any return of premium becoming due hereunder, the Reinsurers will deduct the percentage specified by United States law from the amount of the return and the Company or its agent should take steps to recover the Tax from the United States Government.

                                    ARTICLE 20
                                    ----------

SERVICE OF SUIT (U.S.A.)
------------------------

(This Article applies only to those Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States where authorization is required by insurance regulatory authorities.)

It is agreed that in the event of the failure of the Reinsurers to pay any amount claimed to be due under this Contract, the Reinsurers, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States of America and will comply with all requirements necessary to give such court jurisdiction; and all matters arising hereunder shall be determined in accordance with the law and practice of such court. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurers' rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States.

Service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6879 (hereinafter, "agent for service of process") and in any suit instituted against any Reinsurer(s) upon this Contract, the Reinsurer(s) will abide by the final decision of such court or of any appellate court in the event of an appeal.

The above named are authorized and directed to accept service of process on behalf of the Reinsurers in any such suit and/or upon the request of the Company to give a written undertaking to the Company that the agent for service of process will enter a general appearance on behalf of the Reinsurers in the event such a suit shall be instituted.

Further, pursuant to any statute of any state, territory or district of the United States of America which makes provision therefor, the Reinsurers hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Contract and hereby designate the agent for service of process as the firm to whom the said officer is authorized to mail such process or a true copy thereof.


Effective: January 1, 1996          14 of 16
3645-24


PAGE


                                    ARTICLE 21
                                    ----------

INSOLVENCY
----------

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurers of the pendency of a claim against the Company indicating the policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurers within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.

Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Contract as though such expense had been incurred by the Company.

As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurers to the Company or to its liquidator, receiver, conservator or statutory successor, except as provided by Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, and (2) where the Reinsurers, with the consent of the direct insured or insureds, have assumed such policy obligations of the Company as direct obligations of the Reinsurers to the payees under such policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurers pay any loss directly to payees under such policy.

                                    ARTICLE 22
                                    ----------

ACCESS TO COMPANY'S RECORDS
---------------------------

The Reinsurers or their duly designated representatives shall have access to the books, documents and records of the Company at all reasonable times for the purpose of obtaining information concerning this Contract or the subject matter thereof.


Effective: January 1, 1996          15 of 16
3645-24


PAGE


                                    ARTICLE 23
                                    ----------

ARBITRATION
-----------

As a precedent to any right of action hereunder, if any dispute shall arise between the parties to this Contract with reference to the interpretation of this Contract or their rights with respect to any transaction involved, whether such dispute arises before or after termination of this Contract, such dispute, upon the written request of either party, shall be submitted to three arbitrators, one to be chosen by each party, and the third by the two so chosen. If either party refuses or neglects to appoint an arbitrator within thirty days after the receipt of written notice from the other party requesting it to do so, the requesting party may appoint two arbitrators. If the two arbitrators fail to agree in the selection of a third arbitrator within thirty days of their appointment, each of them shall name two, of whom the other shall decline one and the decision shall be made by drawing lots. All arbitrators shall be active or retired disinterested officers of insurance or reinsurance companies or Underwriters at Lloyd's, London not under the control of either party to this Contract.

The arbitrators shall interpret this Contract as an honorable engagement and not as merely a legal obligation. They are relieved of all judicial formalities and may abstain from following the strict rules of law. They shall make their award with a view to effecting the general purpose of this Contract in a reasonable manner rather than in accordance with a literal interpretation of the language. Each party shall submit its case to its arbitrator within thirty days of the appointment of the third arbitrator.

The decision in writing of any two arbitrators, when filed with the parties hereto, shall be final and binding on both parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the expense of the third arbitrator and of the arbitration. Said arbitration shall take place in the city in which the Company's Head Office is located unless some other place is mutually agreed upon by the parties to this Contract.

                                    ARTICLE 24
                                    ----------

INTERMEDIARY
------------

Guy Carpenter & Company, Inc. is hereby recognized as the intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurers through Guy Carpenter & Company, Inc., Two World Trade Center, New York, New York 10048. Payments by the Company to the intermediary shall be deemed to constitute payment to the Reinsurers. Payments by the Reinsurers to the intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.


Effective: January 1, 1996          16 of 16
3645-24


PAGE


                              SUMMARY OF CHANGES
                              ------------------
                                    to the

                          SELECTIVE INSURANCE COMPANY
                          ---------------------------
                    NEW JERSEY HOMEOWNERS QUOTA SHARE TREATY
                    ----------------------------------------

This Contract effective January 1, 1996 differs from the previous Contract effective January 1, 1995 in the following manner:

1. Throughout the Contract, all dates have been amended to reflect the current term. All references to "Agreement", "Contract", "Company", and "Reinsurers" have been amended to read "the Agreement", "the Contract", "the Company", "the Reinsurers", and "the Subscribing Reinsurer" (in the Interests and Liabilities Agreement), to correct grammatical errors. Also, cross references to other Articles have been added and editorial corrections (such as capitalization) have been made. All major sections and subsections have been renamed to appear in the following order for the sake of consistency: A., 1., (a), (i).

2. Preamble; Has been amended to follow the language contained in all other Selective Contracts.

3. Article 2, Exclusions; The full definition of Insolvency Funds has been included within the wording and excluded as an attachment.

4. Article 3, Term and Cancellation; The third paragraph has been amended to clarify each party's responsibilities in the event of a cancellation on a cut-off basis.

5. Article 5, Contract Detail; The third paragraph has been amended to read "(being 85% of $1,000,000) per policy" and "maximum cession of $425,000 (being 85% of $500,000)". The fourth paragraph has been amended to reflect the increased occurrence limit of $95,000,000.

6. Article 11, Notice of Loss; The reference to Guy Carpenter has been deleted, as all obligations of the Intermediary are covered in the Intermediary Article.

7. Article 14, Premium and Commissions; The provisional commission has been amended to be 37%. The subheading in Section B. has been amended to read "Loss and Allocated Loss Adjustment Expense Ratio" and the Sliding Scale Commissions and subsequent paragraphs of Section B. have been amended in accordance with the terms of the firm order.

8. Article 17, Loss and Unearned Premium Reserves; This Article has been amended to allow funding for Unearned Premium Reserves.